PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Flexible Emerging Markets Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Board nominated and appointed Kathleen McCartney as a Trustee of the Trust, effective as of July 1, 2022;

NOW, THEREFORE, as a result of the foregoing Trustee nomination and appointment, the nine (9) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway
New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen McCartney	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 18th day of July, 2022, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Flexible Emerging Markets Income Fund (EMFLX)

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

July 22, 2022 02:53 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth